CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting part of the Post-Effective Amendment No. 1 of this registration statement under the Securities Act of 1933 on Form N-14 (the Registration Statement") (Registration No. 333-120194) of The Wright Managed Income Trust of our reports for the Wright U.S. Government Intermediate Fund and Wright Current Income Fund, dated February 23, 2004, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus.


/s/ Deloitte & Touche LLP
----------------------
Deloitte & Touche LLP


Boston, Massachusetts
December 2, 2004